Gibraltar Reports First-Quarter 2017 Financial Results
Reports GAAP EPS of $0.12 and Adjusted EPS of $0.20, Both in Line with Guidance
Revises Guidance for Full-Year 2017

Buffalo, New York, May 5, 2017 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three-month period ended March 31, 2017. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.

Consolidated Results

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$207	$238	(13)%	$207	$238	(13)%
Net Income	$4.0	$9.0	(56)%	$6.5	$10.1	(36)%
Diluted EPS	$0.12	$0.28	(57)%	$0.20	$0.32	(38)%

The Company reported first-quarter 2017 net sales of $207 million, in line with its expectations as noted in its fourth-quarter earnings release. The 13 percent year-over-year sales decrease was primarily due to Gibraltar’s proactive portfolio management actions taken in 2016 to exit the European industrial business, US bar grating product line and the European residential solar racking business. As anticipated, first-quarter GAAP net income was down 56 percent versus the prior year, and adjusted net income was down 36 percent due to lower sales volume from lower order backlog in the Company’s Renewable Energy and Conservation segment.
The adjusted amounts for the first quarter 2017 and 2016 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
Management Comments
“We began the year with solid first-quarter top- and bottom-line results that came in within our guidance range,” said President and CEO Frank Heard. “We executed well in the face of expected headwinds, including lower backlog in our Renewable Energy and Conservation and Industrial and Infrastructure segments, as well as a difficult year-over-year top-line comparison with Q1 2016 due to businesses we proactively exited as part of our portfolio management strategy. These businesses faced negative market dynamics that would have hindered their profitability for the foreseeable future, and these exits will enhance the overall profitability and financial strength of the Company going forward. Strong demand for our centralized mail and Express Locker solutions drove top-line and margin growth in the Residential Products segment, and partially offset the decrease in consolidated net sales. While raw material pricing had an anticipated impact on bottom-line results, we worked diligently in partnership with our key customers to equitably minimize the impact.

“We continued to gain excellent traction from our four-pillar strategy, particularly in the areas of innovation and acquisitions,” said Heard. “Our product development initiatives are proceeding well and we are excited about the significant long-term potential of our two most recent acquisitions, including Nexus in the fourth quarter of 2016 in our Renewable Energy and Conservation segment and our February 2017 acquisition of Package Concierge, a leading provider of multifamily electronic package delivery lockers systems in the U.S.”
First-quarter Segment Results
Residential Products

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$105	$100	5%	$105	$100	5%
Operating Margin	15.0%	12.2%	+280 bps	15.1%	13.2%	+190 bps

The 5 percent increase in first-quarter 2017 net sales in Gibraltar’s Residential Products segment reflects rising demand for the Company’s centralized mail and Express Locker solutions and the continued gradual improvement in the residential housing market.
The increase in segment GAAP and adjusted operating margin reflects volume leverage and the benefit of improved operational efficiencies and contributions from the 80/20 simplification initiative. The adjusted operating margin for the first quarter 2017 and 2016 remove the special charges for restructuring initiatives under the 80/20 program from both periods.
Industrial and Infrastructure Products

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$50	$80	(37)%	$50	$80	(37)%
Operating Margin	(0.1)%	4.2%	(430) bps	3.4%	5.0%	(160) bps

As expected, first-quarter 2017 net sales in Gibraltar’s Industrial & Infrastructure Products segment were down, with 34 percent of the decline driven by the 2016 divestiture of the European industrial operations and the US bar grating product line, with the remaining decline driven by anticipated lower volume in the Company’s infrastructure business.
Costs incurred to divest the Company’s US bar grating product line primarily drove the 430 basis point decline in GAAP operating margin. Adjusted operating margin decreased 160 basis points due to lower volume and expected increases in raw material costs. This segment’s adjusted operating margin for the first quarter 2017 and 2016 removes the special charges for portfolio management activities and restructuring initiatives under the 80/20 program.

Renewable Energy and Conservation

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2017	2016	% Change	2017	2016	% Change
Net Sales	$52	$58	(10)%	$52	$58	(10)%
Operating Margin	6.4%	14.4%	(800) bps	8.5%	14.4%	(590) bps

Segment revenues were down 10 percent, due to lower backlog entering 2017. The first-quarter 2017 GAAP operating margin reflects costs related to the divestiture of the Company’s European residential solar racking business. Adjusted operating margin decrease reflects the lower volume, planned price concessions to generate sales and grow backlog, and higher material costs. This segment’s adjusted operating margin for the first quarter 2017 removes the special charges for portfolio management activities.
Business Outlook
“Looking ahead in 2017, we expect strong top- and bottom-line growth in the third and fourth quarters, following short-term challenges to the second quarter. These challenges include a difficult year-over-year comparison on the top-line due to portfolio management actions taken after the first quarter of 2016 to drive higher profitability and returns, a one-quarter delay in the recovery of our Renewable Energy and Conservation segment, continued difficult market conditions in the industrial and infrastructure markets, and higher raw material pricing. At the same time, we expect generally favorable market conditions at our Residential Products segment in the second quarter and to continue throughout the year,” said Heard.
“As a result of the delay in the rebound in the Renewable Energy and Conservation market and headwinds in the Industrial markets, we are reducing guidance for full-year 2017,” added Heard. “That markets are rebounding, but just not at the pace we anticipated when we provided our guidance in mid-February. In fact, our backlog in the Renewable Energy and Conservation market exceeded prior-year levels at the end of the first quarter. In addition, in the second half of the year we expect to capitalize on the benefits of our recent portfolio management and product innovation actions; and the lessening effect of higher raw material costs.”
“As we proceed in 2017, we will advance our four-pillar strategy with a particular focus on strategic acquisitions, product innovation, and the next set of management tools for our 80/20 initiative. Our strategy is working and we remain confident relative to achieving another year of higher profitability and returns,” concluded Heard.
The Company is revising its full-year revenue guidance range to be approximately $970 million to $980 million, a 2% to 3% decrease from 2016. We expect GAAP EPS to be between $1.37 and $1.50 per diluted share, or $1.57 to $1.70 on an adjusted basis, as compared to previous guidance of $1.55 to $1.65 of GAAP EPS, or $1.75 to $1.85 on an adjusted basis. In 2016, GAAP EPS was $1.05, or $1.67 on an adjusted basis. While year-over-year adjusted earnings are projected to be flat, we expect a 37% increase in GAAP EPS, 180bps improvement in GAAP Operating Margin, over 1% increase in ROIC to 12.8%, and increasing liquidity all reflect the success of the Company’s four pillar strategy.
For the second quarter of 2017, the Company is expecting revenue in the range of $249 million to $254 million, and GAAP EPS to be between $0.35 and $0.40 per diluted share, or $0.37 to $0.42 on an adjusted basis.

FY 2017 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$85-91	8.8 - 9.3%	$25-28	$44-48	$1.37-1.50
Restructuring Costs	10	1.0%	4	7	0.20

Adjusted Measures	$95-101	9.8 - 10.3%	$29-32	$51-55	$1.57-1.70

Relative to GAAP profitability and EPS for 2017, Gibraltar’s guidance includes currently planned initiatives. Any additional initiatives identified as part of its ongoing simplification initiative and product development under its four-pillar strategy that begin during 2017 could result in additional restructuring costs. Furthermore, any significant changes in the nature and scope of identified projects and any new programs would affect a change in the Company’s expected GAAP EPS for the year.
First-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2017. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains/losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month and six-month periods ending June 30, 2017, on Thursday, July 27, 2017, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Timothy Murphy
Chief Financial Officer
716.826.6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net Sales	$206,605	$237,671
Cost of sales	157,350	183,521
Gross profit	49,255	54,150
Selling, general, and administrative expense	39,576	36,389
Income from operations	9,679	17,761
Interest expense	3,576	3,691
Other expense (income)	54	(35)
Income before taxes	6,049	14,105
Provision for income taxes	2,053	5,076
Net income	$3,996	$9,029
Net earnings per share:
Basic	$0.13	$0.29
Diluted	$0.12	$0.28
Weighted average shares outstanding:
Basic	31,688	31,423
Diluted	32,254	31,790

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$160,901	$170,177
Accounts receivable, net	128,482	124,072
Inventories	86,943	89,612
Other current assets	5,957	7,336
Total current assets	382,283	391,197
Property, plant, and equipment, net	98,691	108,304
Goodwill	320,411	304,032
Acquired intangibles	112,533	110,790
Other assets	4,548	3,922
	$918,466	$918,245
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$76,894	$69,944
Accrued expenses	66,253	70,392
Billings in excess of cost	14,452	11,352
Current maturities of long-term debt	400	400
Total current liabilities	157,999	152,088
Long-term debt	209,433	209,237
Deferred income taxes	38,089	38,002
Other non-current liabilities	46,640	58,038
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,133 shares and 32,085 shares issued and outstanding in 2017 and 2016	321	320
Additional paid-in capital	265,809	264,418
Retained earnings	215,998	211,748
Accumulated other comprehensive loss	(7,016)	(7,721)
Cost of 552 and 530 common shares held in treasury in 2017 and 2016	(8,807)	(7,885)
Total shareholders’ equity	466,305	460,880
	$918,466	$918,245

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities
Net income	$3,996	$9,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,480	6,054
Stock compensation expense	1,635	1,348
Net loss (gain) on sale of assets	12	(189)
Exit activity (recoveries) costs, non-cash	(917)	910
Other, net	240	(220)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(4,462)	14,880
Inventories	2,338	117
Other current assets and other assets	410	(254)
Accounts payable	5,672	(5,101)
Accrued expenses and other non-current liabilities	(12,061)	(11,033)
Net cash provided by operating activities	2,343	15,541
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(18,561)	(2,314)
Net proceeds from sale of property and equipment	9,233	57
Purchases of property, plant, and equipment	(1,453)	(1,501)
Other, net	—	1,118
Net cash used in investing activities	(10,781)	(2,640)
Cash Flows from Financing Activities
Payment of debt issuance costs	—	(54)
Purchase of treasury stock at market prices	(922)	(414)
Net proceeds from issuance of common stock	11	133
Net cash used in financing activities	(911)	(335)
Effect of exchange rate changes on cash	73	1,203
Net (decrease) increase in cash and cash equivalents	(9,276)	13,769
Cash and cash equivalents at beginning of year	170,177	68,858
Cash and cash equivalents at end of period	$160,901	$82,627

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2017
	As Reported In GAAP Statements	Restructuring Charges	Portfolio Management	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Residential Products	$104,551	$—	$—	$—	$—	$104,551
Industrial & Infrastructure Products	50,718	—	—	—	—	50,718
Less Inter-Segment Sales	(456)	—	—	—	—	(456)
	50,262	—	—	—	—	50,262
Renewable Energy & Conservation	51,792	—	—	—	—	51,792
Consolidated sales	206,605	—	—	—	—	206,605

Income from operations
Residential Products	15,641	164	—	—	—	15,805
Industrial & Infrastructure Products	(37)	—	1,760	—	—	1,723
Renewable Energy & Conservation	3,340	—	1,050	—	—	4,390
Segments Income	18,944	164	2,810	—	—	21,918
Unallocated corporate expense	(9,265)	28	—	347	102	(8,788)
Consolidated income from operations	9,679	192	2,810	347	102	13,130

Interest expense	3,576	—	—	—	—	3,576
Other expense	54	—	—	—	—	54
Income before income taxes	6,049	192	2,810	347	102	9,500
Provision for income taxes	2,053	71	676	128	38	2,966
Net income	$3,996	$121	$2,134	$219	$64	$6,534
Net earnings per share – diluted	$0.12	$—	$0.07	$0.01	$—	$0.20

Operating margin
Residential Products	15.0%	0.2%	—%	—%	—%	15.1%
Industrial & Infrastructure Products	(0.1)%	—%	3.5%	—%	—%	3.4%
Renewable Energy & Conservation	6.4%	—%	2.0%	—%	—%	8.5%
Segments Margin	9.2%	0.1%	1.4%	—%	—%	10.6%
Consolidated	4.7%	0.1%	1.4%	0.2%	—%	6.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2016
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Adjusted Financial Measures
Net Sales
Residential Products	$100,147	$—	$—	$100,147
Industrial & Infrastructure Products	80,017	—	—	80,017
Less Inter-Segment Sales	(367)	—	—	(367)
	79,650	—	—	79,650
Renewable Energy & Conservation	57,874	—	—	57,874
Consolidated sales	237,671	—	—	237,671

Income from operations
Residential Products	12,231	—	1,018	13,249
Industrial & Infrastructure Products	3,326	—	680	4,006
Renewable Energy & Conservation	8,307	—	—	8,307
Segments Income	23,864	—	1,698	25,562
Unallocated corporate expense	(6,103)	31	—	(6,072)
Consolidated income from operations	17,761	31	1,698	19,490

Interest expense	3,691	—	—	3,691
Other income	(35)	—	—	(35)
Income before income taxes	14,105	31	1,698	15,834
Provision for income taxes	5,076	11	620	5,707
Net income	$9,029	$20	$1,078	$10,127
Net earnings per share – diluted	$0.28	$—	$0.04	$0.32

Operating margin
Residential Products	12.2%	—%	1.0%	13.2%
Industrial & Infrastructure Products	4.2%	—%	0.9%	5.0%
Renewable Energy & Conservation	14.4%	—%	—%	14.4%
Segments Margin	10.0%	—%	0.7%	10.8%
Consolidated	7.5%	—%	0.7%	8.2%